UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

OCH-ZIFF

CAPITAL MANAGEMENT GROUP LLC

(Exact name of Registrant as specified in its charter)

Delaware	001-33805	26-0354783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

212-790-0041

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Other Events.

On November 13, 2014, Och-Ziff Capital Management Group LLC (the “Company”) issued a press release announcing that its indirect subsidiary, Och-Ziff Finance Co. LLC, intends to offer, subject to market and other conditions, senior notes. The notes will be fully and unconditionally guaranteed on an unsecured basis by the Company’s indirect subsidiaries OZ Management LP, OZ Advisors LP and OZ Advisors II LP. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In addition, OZ Management LP, as borrower, and certain other subsidiaries of the Company, as guarantors, intend to enter into a $150 million unsecured revolving credit facility with a maturity of five years, the proceeds of which will be for working capital and general corporate purposes.

The Company is also disclosing under this Item 7.01 the information attached to this report as Exhibit 99.2, which information is incorporated by reference herein. This information, which has not been previously reported, was provided to potential investors on November 13, 2014.

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 13, 2014.

99.2	Disclosure provided to potential investors.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC (Registrant)

Date: November 13, 2014	By:	/s/ Joel M. Frank
	Name:	Joel M. Frank
	Title:	Chief Financial Officer, Senior Chief Operating Officer and Executive Managing Director

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 13, 2014.

99.2	Disclosure provided to potential investors.